Exhibit 99.1

Synaptics Reports Third Quarter Fiscal 2022 Results

Q3’22 Financial Results and Recent Business Highlights

•
Revenue of $470.1 million
•
IoT revenue increased 99% YoY
•
Record GAAP gross margin of 54.0 percent
•
Record non-GAAP gross margin of 61.1 percent
•
GAAP diluted earnings per share of $1.59
•
Record non-GAAP diluted earnings per share of $3.75
•
GAAP operating margin of 18.7 percent
•
Record non-GAAP operating margin of 38.6 percent

SAN JOSE, Calif., – May 5, 2022– Synaptics Incorporated (Nasdaq: SYNA), today reported financial results for its third quarter of fiscal 2022 ended March 26, 2022.

Net revenue for the third quarter of fiscal 2022 was $470.1 million. GAAP net income for the third quarter of fiscal 2022 was $64.9 million, or $1.59 per diluted share. Non-GAAP net income for the third quarter of fiscal 2022 was a record $152.7 million, or $3.75 per diluted share.

“Synaptics reported another solid quarter with third quarter revenue above the mid-point of our guidance and record non-GAAP gross margin and non-GAAP diluted earnings per share, both above the high-end of our guidance. IoT product applications are now 64 percent of our revenue and continue to grow rapidly as we focus our efforts and resources in this area. Our design-win momentum remains solid, and our pipeline continues to grow as we target opportunities in new product categories.” said Michael Hurlston, Synaptics’ President and CEO.

Business Outlook
Dean Butler, Chief Financial Officer of Synaptics, added, “We are forecasting continued growth for our fourth quarter of fiscal 2022 driven by strong demand for the company’s IoT products. Our backlog remains strong with overall demand continuing to outpace our supply availability. We expect gross margins and operating profits to remain at near record levels for the June quarter, despite semiconductor supply chain constraints and changing input prices."

For the fourth quarter of fiscal 2022, the company expects:

	GAAP	Non-GAAP Adjustment	Non-GAAP
Revenue	$460M to $490M	N/A	N/A
Gross Margin*	55.0 percent to 56.0 percent	$27M	60.5 percent to 61.5 percent
Operating Expense**	$158M to $165M	$51M to $54M	$107M to $111M

*Projected Non-GAAP gross margin excludes $25.0 million of intangible asset amortization, $1.0 million of inventory fair value adjustments, and $1.0 million of share-based compensation.

**Projected Non-GAAP operating expense excludes $36.0 million to $39.0 million of share-based compensation, $2.5 million of prepaid development amortization, $0.5 million of restructuring costs, and $12.0 million of intangible asset amortization.

Earnings Call and Supplementary Materials
The Synaptics third quarter 2022 teleconference and webcast is scheduled to begin at 2:00 p.m. PT (5:00 p.m. ET), on Thursday, May 5, 2022, during which the company will provide forward-looking information.

Speakers:

•
Michael Hurlston, President and Chief Executive Officer
•
Dean Butler, Chief Financial Officer

To participate on the live call, analysts and investors should dial 833-614-1539 (conference ID: 4155715). Supplementary slides, a copy of the prepared remarks, and a live and archived webcast of the conference call will be accessible from the “Investor Relations” section of the company’s Website at https://investor.synaptics.com/.

About Synaptics Incorporated:
Synaptics (Nasdaq: SYNA) is changing the way humans engage with connected devices and data, engineering exceptional experiences throughout the home, at work, in the car and on the go. Synaptics is the partner of choice for the world’s most innovative intelligent system providers who are integrating multiple experiential technologies into platforms that make our digital lives more productive, insightful, secure and enjoyable. These customers are combining Synaptics’ differentiated technologies in touch, display and biometrics with a new generation of advanced connectivity and AI-enhanced video, vision, audio, speech and security processing. Follow Synaptics on LinkedIn, Twitterand Facebook, or visit synaptics.com.

Use of Non-GAAP Financial Information

In evaluating its business, Synaptics considers and uses Non-GAAP Net Income, which we define as net income excluding share-based compensation, acquisition related costs, and certain other non-cash or recurring and non-recurring items the company does not believe are indicative of its core operating performance as a supplemental measure of operating performance. Non-GAAP Net Income is not a measurement of the company’s financial performance under GAAP and should not be considered as an alternative to GAAP net income. The company presents Non-GAAP Net Income because it considers it an important supplemental measure of its performance since it facilitates operating performance comparisons from period to period by eliminating potential differences in net income caused by the existence and timing of share-based compensation charges, acquisition related costs, and certain other non-cash or recurring and non-recurring items. Non-GAAP Net Income has limitations as an analytical tool and should not be considered in isolation or as a substitute for the company’s GAAP net income. The principal limitations of this measure are that it does not reflect the company’s actual expenses and may thus have the effect of inflating its net income and net income per share as compared to its operating results reported under GAAP. In addition, the company presents components of Non-GAAP Net Income, such as Non-GAAP Gross Margin, Non-GAAP operating expenses and Non-GAAP operating margin, for similar reasons.

As presented in the “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” tables that follow, Non-GAAP Net Income and each of the other Non-GAAP financial measures excludes one or more of the following items:

Acquisition related costs

Acquisition related costs primarily consist of:

•
amortization of purchased intangibles, which includes acquired intangibles such as developed technology, customer relationships, trademarks, backlog, licensed technology, patents, and in-process technology when post-acquisition development is determined to be substantively complete;
•
inventory adjustments affecting the carrying value of inventory acquired in an acquisition;

•
transitory post-acquisition incentive programs negotiated in connection with an acquired business or designed to encourage post-acquisition retention of key employees; and
•
legal and consulting costs associated with acquisitions, including non-recurring post-acquisition costs and services.

These acquisition related costs are not factored into the company’s evaluation of its ongoing business operating performance or potential acquisitions, as they are not considered as part of the company’s principal operations. Further, the amount of these costs can vary significantly from period to period based on the terms of an earn-out arrangement, revisions to assumptions that went into developing the estimate of the contingent consideration associated with an earn-out arrangement, the size and timing of an acquisition, the lives assigned to the acquired intangible assets, and the maturity of the business acquired. Excluding acquisition related costs from Non-GAAP measures provides investors with a basis to compare Synaptics against the performance of other companies without the variability and potential earnings volatility associated with purchase accounting and acquisition related items.

Share-based compensation

Share-based compensation expense relates to employee equity award programs and the vesting of the underlying awards, which includes stock options, deferred stock units, market stock units, performance stock units, phantom stock units and the employee stock purchase plan. Share-based compensation settled with stock, which includes stock options, deferred stock units, market stock units, performance stock units and the employee stock purchase plan, is a non-cash expense, while share-based compensation settled with cash, which includes phantom stock units, is a cash expense. Settlement of all employee equity award programs whether settled with cash or stock varies in amount from period to period and is dependent on market forces that are often beyond the company’s control. As a result, the company excludes share-based compensation from its internal operating forecasts and models. The company believes that Non-GAAP measures reflecting adjustments for share-based compensation provide investors with a basis to compare the company’s principal operating performance against the performance of peer companies without the variability created by share-based compensation resulting from the variety of equity-linked compensatory awards used by other companies and the varying methodologies and assumptions used.

Amortization of prepaid development costs

Amortization of prepaid development costs represents the amortization of the estimated cost to develop certain future roadmap devices designed in advance process nodes in connection with an acquisition. The amortization of prepaid development costs represents a non-cash charge. As a result, the company excludes amortization of prepaid development costs from its internal operating forecasts and models when evaluating its ongoing business performance. The company believes that Non-GAAP measures reflecting adjustments for amortization of prepaid development costs provide investors with a basis to compare the company’s principal operating performance against the performance of other companies without the variability created by the amortization of prepaid development costs.

Restructuring costs

Restructuring costs are costs incurred to address cost structure inefficiencies of acquired or existing business operations and consist primarily of employee termination and office closure costs, including the reversal of such costs. These costs are generally cash-based. As a result, the company excludes restructuring costs from its internal operating forecasts and models when evaluating its ongoing business performance. The company believes that Non-GAAP measures reflecting adjustments for restructuring costs provide investors with a basis to compare the company’s principal operating performance against the performance of other companies without the variability created by restructuring costs designed to address cost structure inefficiencies of acquired or existing business operations.

Gain on sale of audio technology assets

Gain on sale of audio technology assets, includes the sale of certain intangible assets related to our audio business. From time to time, we may enter into a transaction to sell certain intangible assets from our intangible asset portfolio that we believe can be monetized in a manner that does not impact our product roadmap. Excluding the gain on sale of audio technology assets from our Non-GAAP measures provides investors with a basis to compare the company’s principal operating performance against the performance of other companies without the variability created by infrequent transactions that are not considered to be part of our core business.

Gain on sale and leaseback transaction

Gain on sale and leaseback transaction, includes the gain on the sale of our San Jose headquarters buildings and land. Excluding the gain on sale and leaseback transaction from our Non-GAAP measures provides investors with a basis to compare the company’s principal operating performance against the performance of other companies without the variability created by infrequent transactions that are not considered to be part of our core business.

Gain on supplier settlement

Gain on supplier settlement, represents a settlement with a supplier to resolve a business matter. Excluding gain on supplier settlement from our Non-GAAP measures provides investors with a basis to compare the company’s principal operating performance against the performance of other companies without the variability created by infrequent transactions that are not considered to be part of our core business.

Other non-cash items

Other non-cash items include non-cash amortization of debt discount and issuance costs. These items are excluded from Non-GAAP results as they are non-cash. Excluding other non-cash items from

Non-GAAP measures provides investors with a basis to compare Synaptics against the performance of other companies without the variability associated with other non-cash items.

Loss on extinguishment of debt

Loss on extinguishment of debt represents a non-cash item based on the difference in the carrying value of the debt and the fair value of the debt when extinguished. Loss on extinguishment of debt is excluded from Non-GAAP results as it is non-cash. Excluding loss on extinguishment of debt from Non-GAAP measures provides investors with a basis to compare Synaptics against the performance of other companies without the variability associated with loss on extinguishment of debt.

Equity investment gain or loss

Equity investment gain represents a gain on the sale of an equity investment in a minority owned company. Equity investment loss represents an adjustment in the book value of an equity investment in a minority owned company. The equity investment loss is a non-cash item. The company excludes equity investment gain or loss from its internal operating forecasts and models when evaluating its ongoing business performance. The company believes that Non-GAAP measures reflecting adjustments for equity investment gain or loss provide investors with a basis to compare the company’s principal operating performance against the performance of other companies without the variability created by equity investment gain or loss.

Non-GAAP tax adjustments

The company forecasts its long-term Non-GAAP tax rate in order to provide investors with improved long-term modeling accuracy and consistency across financial reporting periods by eliminating the effects of certain items in our Non-GAAP net income and Non-GAAP net income per share, including the type and amount of share-based compensation, the taxation of post-acquisition intercompany intellectual property cross-licensing or transfer transactions, and the impact of other acquisition items that may or may not be tax deductible. The company intends to evaluate its long-term Non-GAAP tax rate annually for significant events, including material tax law changes in the major tax jurisdictions in which the company operates, corporate organizational changes related to acquisitions or tax planning opportunities, and substantive changes in our geographic earnings mix.

Forward-Looking Statements
This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business, including our expectations regarding the potential impacts on our business of the COVID-19 pandemic, and can be identified by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements may include words such as “expect,” “anticipate,” “intend,” “believe,” “estimate,” “plan,” “target,”

“strategy,” “continue,” “may,” “will,” “should,” variations of such words, or other words and terms of similar meaning. All forward-looking statements reflect our best judgment and are based on several factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Such factors include, but are not limited to, the risk that our business, results of operations and financial condition and prospects may be materially and adversely affected by the COVID-19 pandemic and that significant uncertainties remain related to the impact of COVID-19 on our business operations and future results, including our fourth quarter fiscal 2022 business outlook; global supply chain disruptions and component shortages that are currently affecting the semiconductor industry as a whole; the risks as identified in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” sections of our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q (including that the impact of the COVID-19 pandemic may also exacerbate the risks discussed therein); and other risks as identified from time to time in our Securities and Exchange Commission reports. Forward-looking statements are based on information available to us on the date hereof, and we do not have, and expressly disclaim, any obligation to publicly release any updates or any changes in our expectations, or any change in events, conditions, or circumstances on which any forward-looking statement is based. Our actual results and the timing of certain events could differ materially from the forward-looking statements. These forward-looking statements do not reflect the potential impact of any mergers, acquisitions, or other business combinations that had not been completed as of the date of this release.

For more information contact:
Munjal Shah

Head of Investor Relations

munjal.shah@synaptics.com

SYNAPTICS INCORPORATED

CONSOLIDATED BALANCE SHEETS

(In millions except share data)

(Unaudited)

	March	June
	2022	2021
ASSETS
Current Assets:
Cash and cash equivalents	$690.3	$836.3
Short-term investments	64.6	-
Accounts receivable, net	298.3	228.3
Inventories	145.9	82.0
Prepaid expenses and other current assets	48.1	33.1
Total current assets	1,247.2	1,179.7
Property and equipment at cost, net	63.1	91.2
Goodwill	814.5	570.0
Acquired intangibles, net	409.5	301.5
Non-current other assets	163.7	84.4
	$2,698.0	$2,226.8
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$135.6	$97.6
Accrued compensation	80.1	76.4
Income taxes payable	38.0	29.4
Other accrued liabilities	139.3	96.2
Current portion of debt	-	487.1
Total current liabilities	393.0	786.7
Long-term debt	982.6	394.4
Other long-term liabilities	164.7	78.5
Total liabilities	1,540.3	1,259.6
Stockholders' Equity:
Common stock:	0.1	0.1
Additional paid-in capital	897.8	1,391.5
Treasury stock	(694.5)	(1,205.4)
Accumulated other comprehensive income	(1.3)	-
Retained earnings	955.6	781.0
Total stockholders' equity	1,157.7	967.2
	$2,698.0	$2,226.8

SYNAPTICS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March		March
	2022	2021	2022	2021
Net revenue	$470.1	$325.8	$1,263.3	$1,011.8
Acuqisition related costs (1)	32.4	23.2	73.3	86.5
Cost of revenue	183.9	147.1	513.0	484.9
Gross margin	253.8	155.5	677.0	440.4
Operating expenses:
Research and development	98.2	77.5	273.2	235.7
Selling, general, and administrative	44.2	36.8	130.1	111.6
Acquired intangibles amortization (2)	12.0	8.7	29.6	24.1
Restructuring costs (3)	11.3	0.9	17.8	7.1
Gain on sale of audio technology assets	-	-	-	(34.2)
Total operating expenses	165.7	123.9	450.7	344.3
Operating income	88.1	31.6	226.3	96.1
Interest and other expense, net	(8.5)	(7.0)	(20.1)	(17.7)
Gain on sale and leaseback transaction	5.4	-	5.4	-
Gain on supplier commitment	1.8	-	1.8	-
Loss on redemption of convertible notes	-	-	(8.1)	-
Income before provision for income taxes and equity investment loss	86.8	24.6	205.3	78.4
Provision for income taxes	24.4	10.4	32.3	16.4
Equity investment gain (loss)	2.5	(0.4)	1.6	(1.4)
Net income	$64.9	$13.8	$174.6	$60.6
Net income per share:
Basic	$1.64	$0.39	$4.50	$1.75
Diluted	$1.59	$0.35	$4.29	$1.62
Shares used in computing net income per share:
Basic	39.5	35.0	38.8	34.7
Diluted	40.7	39.1	40.7	37.5

(1) These acquisition related costs consist primarily of amortization of acquired intangible assets and inventory fair value adjustments associated with acquisitions.

(2)These acquisition related costs consist primarily of amortization associated with certain acquired intangible assets.

(3) Restructuring costs primarily include severance related costs and facility consolidation costs associated with operational restructurings and acquisitions.

SYNAPTICS INCORPORATED

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures

(In millions except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March		March
	2022	2021	2022	2021
GAAP gross margin	$253.8	$155.5	$677.0	$440.4
Acquisition related costs	32.4	23.2	73.3	86.5
Recovery on supply commitment	-	-	-	(0.6)
Share-based compensation	0.9	0.8	3.2	2.6
Non-GAAP gross margin	$287.1	$179.5	$753.5	$528.9
GAAP gross margin - percentage of revenue	54.0%	47.7%	53.6%	43.5%
Acquisition related costs - percentage of revenue	6.9%	7.1%	5.8%	8.5%
Recovery on supply commitment	0.0%	0.0%	0.0%	-0.1%
Share-based compensation - percentage of revenue	0.2%	0.2%	0.3%	0.3%
Non-GAAP gross margin - percentage of revenue	61.1%	55.1%	59.6%	52.3%
GAAP research and development expense	$98.2	$77.5	$273.2	$235.7
Share-based compensation	(18.0)	(12.9)	(57.4)	(33.4)
Retention costs	-	(0.1)	-	(4.0)
Amortization prepaid development costs	(2.5)	(2.5)	(7.5)	(6.7)
Integration related costs	-	-	-	(0.9)
Non-GAAP research and development expense	$77.7	$62.0	$208.3	$190.7
GAAP selling, general, and administrative expense	$44.2	$36.8	$130.1	$111.6
Share-based compensation	(15.2)	(11.4)	(45.7)	(34.0)
Acquisition/divestiture related costs	(1.1)	-	(4.5)	(2.4)
Retention costs	-	-	-	(1.1)
Non-GAAP selling, general, and administrative expense	$27.9	$25.4	$79.9	$74.1
GAAP operating income	$88.1	$31.6	$226.3	$96.1
Recovery on supply commitment	-	-	-	(0.6)
Acquisition & integration related costs	45.5	31.9	107.4	113.9
Share-based compensation	34.1	25.1	106.3	70.0
Restructuring costs	11.3	0.9	17.8	7.1
Retention program costs	-	0.1	-	5.1
Amortization prepaid development costs	2.5	2.5	7.5	6.7
Gain on sale of audio technology assets	-	-	-	(34.2)
Non-GAAP operating income	$181.5	$92.1	$465.3	$264.1
GAAP net income	$64.9	$13.8	$174.6	$60.6
Recovery on supply commitment	-	-	-	(0.6)
Acquisition & integration related costs	45.5	31.9	107.4	113.9
Share-based compensation	34.1	25.1	106.3	70.0
Restructuring costs	11.3	0.9	17.8	7.1
Retention program costs	-	0.1	-	5.1
Amortization prepaid development costs	2.5	2.5	7.5	6.7
Gain on sale of audio technology assets	-	-	-	(34.2)
Gain on supplier settlement	(1.8)	-	(1.8)	-
Other non-cash items	0.6	5.0	2.8	14.7
Gain on sale and leaseback transaction	(5.4)	-	(5.4)	-
Loss on extinguishment of debt	-	-	8.1	-
Equity investment (gain) / loss	(2.5)	0.4	(1.6)	1.4
Non-GAAP tax adjustments	3.5	(0.4)	(21.5)	(14.9)
Non-GAAP net income	$152.7	$79.3	$394.2	$229.8
GAAP net income per share - diluted	$1.59	$0.35	$4.29	$1.62
Recovery on supply commitment	-	-	-	(0.02)
Acquisition/divestiture & integration related costs	1.11	0.82	2.63	3.04
Share-based compensation	0.84	0.64	2.62	1.87
Restructuring costs	0.28	0.02	0.44	0.19
Retention program costs	-	-	-	0.13
Amortization prepaid development costs	0.06	0.07	0.18	0.18
Gain on sale of audio technology assets	-	-	-	(0.91)
Gain on supplier settlement	(0.04)	-	(0.04)	-
Other non-cash items	0.01	0.13	0.07	0.39
Gain on sale and leaseback transaction	(0.13)	-	(0.13)	-
Loss on extinguishment of debt	-	-	0.20	-
Equity investment (gain) / loss	(0.06)	0.01	(0.04)	0.04
Non-GAAP tax adjustments	0.09	(0.01)	(0.53)	(0.40)
Non-GAAP net income per share - diluted	$3.75	$2.03	$9.69	$6.13

SYNAPTICS INCORPORATED

CONDENSED CONSOLIDATED CASH FLOWS

(In millions)

(Unaudited)

	Nine Months Ended
	March
	2022	2021
Net income	$174.6	$60.6
Non-cash operating items	164.5	126.3
Changes in working capital	(30.7)	27.4
Provided by operations	308.4	214.3

Acquisitions and investments	(504.8)	(631.5)
Net gain on sale of audio technology assets	-	34.2
Net proceeds from sale of prooperty	55.9	-
Fixed asset and intangible asset purchases	(26.9)	(15.5)
Net proceeds from maturities of short-term investments	6.4	95.8
Used in investing	(469.4)	(517.0)

Payment of debt obligations	(507.1)	(100.0)
Proceeds from isusance of debt, net of issuance costs	588.8	394.1
Equity compensation, net	(51.0)	(0.1)
Refundable deposit paid to vendor, net	(13.8)	-
Provided by financing	16.9	294.0
Effect of exchange rate changes on cash and cash equivalents	(1.9)	1.5
Net change in cash and cash equivalents	(146.0)	(7.2)
Cash and cash equivalents at beginning of period	836.3	763.4
Cash and cash equivalents at end of period	$690.3	$756.2